UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2007

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2007, the Board of Directors of Equifax Inc. (the “Company”) elected Walter W. Driver, Jr. to fill a vacancy on the Board. Mr. Driver will serve a term as a Class II director that will expire at the 2010 annual meeting of shareholders. There is no arrangement pursuant to which Mr. Driver was selected as a director, and there are no related party transactions between the Company and Mr. Driver that are reportable under Item 404(a) or Regulation S-K.

The Company also announced that, effective November 8, 2007, A. William Dahlberg has elected to retire from the Company’s Board of Directors on which he has served since 1992.

A copy of the Company’s press release dated November 1, 2007, announcing the election of Mr. Driver to the Board and retirement of Mr. Dahlberg is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated November 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
Chief Legal Counsel

Date: November 1, 2007

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated November 1, 2007.